Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 3, 2017 by and between Tesla, Inc., a Delaware corporation (“Parent”), and JCD Investments, LLC, a Minnesota limited liability company (“Seller”), and James S. Dudley (“Owner”, and together with the Seller, the “Seller Parties”).

RECITALS

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of November 3, 2017 (as the same may be amended from time to time, the “Purchase Agreement”), by and among Parent, Perbix Machine Company, Inc., a Minnesota corporation (the “Company”), Seller, the sole legal and beneficial owner of the Company Shares, and Owner, the sole legal and beneficial holder of all Securities in the Seller, Parent shall acquire the Company through the purchase of the Company Shares (the “Purchase”).

WHEREAS, as a condition and inducement to the willingness of the Seller Parties to consummate the Purchase and the other transactions contemplated by the Purchase Agreement, the Seller parties have requested that Parent enter into this Agreement.

WHEREAS, in order to induce Seller Parties to consummate the Purchase and the other transactions contemplated by the Purchase Agreement, Parent is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and other agreements of each party hereto contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b) “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

(c) “Holder” means Seller or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 7 hereof.

(d) “Registrable Securities” means, for each Holder, (i) the number of shares of Parent Common Stock held by such Holder that are Aggregate Closing Shares issued to Seller pursuant to the Purchase Agreement, and (ii) any Parent Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (x) after the Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the Registration Statement and with Section 3 hereof, or (y) at such time as such Holder is eligible to sell such securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale.

(e) “Securities Act” means the Securities Act of 1933, as amended.

(f) “SEC” means the United States Securities and Exchange Commission.

2. Effectiveness. This Agreement shall be effective as of the Closing.

3. Registration of Offers and Sales of Registrable Securities.

(a) Subject to applicable Legal Requirements, Parent’s receipt of necessary information from the Seller Parties and the Company, and Section 3(b), and in accordance with the terms of the Purchase Agreement, including Section 7.3(c) thereof, Parent shall file a registration statement on Form S-3 (or if Form S-3 is not available for purposes of registering the resale of the shares of Parent Common Stock to be issued as Aggregate Closing Shares, then on another appropriate form) (the “Registration Statement”) registering the resale of all Registrable Securities; provided that, Parent’s obligation to include the Registrable Securities of any Holder in the Registration Statement shall be expressly conditioned upon Parent’s prior receipt of all information and materials regarding such Holder as specified in Section 8 and the taking of all action required to be taken by such Holder. The Registration Statement when declared effective (including the documents incorporated therein by reference) shall (i) comply as to form with all applicable requirements of the Securities Act and the Exchange Act and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than, in each case, to the extent, but only to the extent, any untrue statement or omission or alleged untrue statement or omission, was made in reliance upon and in conformity with written information furnished by or on behalf of the Company, any Seller Party, or any Seller Indemnified Party to Parent for use therein, or arose in connection with the failure of the Company, any Seller Party, or any Seller Indemnified Party to comply with its covenants and agreements hereunder, if any.

(b) Notwithstanding Section 3(a) or Section 3(c): (i)(A) Parent shall not be required to file the Registration Statement contemplated by Section 3(a) during any trading Parent “blackout” period under Parent’s securities trading policies, (B) Parent shall not be required to file the Registration Statement contemplated by Section 3(a) if Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by Parent of material nonpublic information that Parent is not otherwise obligated to disclose or that is not reasonably available, and (C) Parent shall not be deemed to have breached its obligations hereunder or under the Purchase Agreement if Parent shall fail to fulfill its obligations under Section 3(a) at a time when sales of Parent Common Stock have been suspended globally under Parent’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules, provided, that if Parent delays the filing of the Registration Statement pursuant to this Section 3(b)(i), it shall use commercially reasonable efforts to file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Parent to delay such filing; and (ii) in the event that Parent has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Parent shall not be required to file the Registration Statement contemplated by Section 3(a) until Parent shall have received such consents, provided, that Parent has used commercially reasonable efforts to obtain such consents, which shall not require they payment of any monetary amount or other consideration.

(c) Parent shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC; (ii) keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, (B) such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale, or (C) the nine (9) month anniversary of the effectiveness of the Registration Statement; (iii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iv) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain effective; (v) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process; and (vi) notify each Holder, promptly, but in no event later than five (5) Business Days, after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC. Parent shall take commercially reasonable efforts to cause its transfer agent after delivery of a customary written request by a Holder or its broker (accompanied by customary supporting representation letters and similar materials, including such materials customarily required for delivery of an opinion of Parent counsel) upon the sale by such Holder of any shares of Registrable Securities that are sold pursuant to the effective Registration Statement to promptly remove the relevant legends, or the book entry restrictions containing the substance of the relevant legends, to such shares, if applicable (including without limitation taking commercially reasonable efforts to cause its counsel to issue customary opinions upon receipt of customary supporting materials from the applicable Holder and its broker), and otherwise facilitate the movement of such shares from restricted to unrestricted accounts at the request of any Holder upon such sale, in each case with a view to reasonably assisting the Holder to complete such sale during such period of effectiveness.

4. Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of the Registration Statement, Parent may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holder in accordance with the notices provisions hereof) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Parent of material nonpublic information that is not included in the Registration Statement; provided, however, Parent may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 4 for more than one-hundred-and-eighty (180) days in the aggregate in any one year period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Parent shall use its commercially reasonable efforts to (i) amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, (ii) take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and (iii) promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a

Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Parent pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Parent has delivered a Suspension Notice and any non-public information provided by Parent in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose.

5. Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, New York Stock Exchange notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all reasonable fees and expenses of Parent’s outside counsel and independent accountants shall be paid by Parent. Notwithstanding anything herein to the contrary, Parent shall not be responsible for selling expenses of any Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of Registrable Securities, and (v) fees and disbursements of legal counsel, financial advisors, accountants, and other professionals for any Holder, each of which shall be the responsibility of the Holders in proportion to the Registerable Securities owned by such Holders.

6. Indemnification.

(a) To the extent permitted by applicable Legal Requirements, Parent shall indemnify and hold harmless each Holder, and each of its directors, officers, partners, members and employees, agents, legal counsel, independent accountants, and other representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Seller Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Parent in connection with any such registration, qualification or compliance, and Parent shall reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Parent shall not be required to indemnify, hold harmless, or otherwise be liable to any Seller Indemnified Party, in each case, to the extent, but only to the extent, that any such loss, damage, liability or expense arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of the Company, any Seller Party, or any Seller Indemnified Party to Parent for use therein, or (ii) the failure of the Company, any Seller Party, or any Seller Indemnified Party to comply with its covenants and agreements hereunder, if any.

(b) To the extent permitted by applicable Legal Requirement, if Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, such Holder shall, severally but not jointly, indemnify and hold harmless Parent and its Affiliates and each of its and their respective directors, officers, employees, agents, legal counsel, independent accountants, and other representatives, each person controlling Parent within the meaning of Section 15 of the Securities Act, as well as each other Holder, each such other Holder’s directors, officers, employees, agents, legal counsel, independent accountants, and other representatives, and each person controlling each such other Holders within the meaning of Section 15 of the Securities Act (each a “Parent Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to such Holder in connection with any such registration, qualification or compliance, and such Holder shall reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to Parent specifically for use therein.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Legal Requirement; provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d) If the indemnification required by this Section 6 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 6(c).

(e) The provisions of this Section 6 shall govern any indemnification pursuant to this Section 6, notwithstanding anything to the contrary in the Purchase Agreement, including the indemnification provisions contained in Article VIII thereof.

(f) The obligations of Parent and each Holder under this Section 6 shall survive the permitted transfer of any Registrable Securities by any Holder, the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 6.

7. Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be assigned by a Holder to any other Person unless such a transfer is (a) if Holder is a natural person, pursuant to (i) a transfer of Registrable Securities by will or intestate succession, or (ii) a trust created for the benefit of Holder or his or her family members for estate planning purposes, (b) if Holder is not a natural person, to its subsidiaries, partners, members, stockholders or stockholders’ subsidiaries, or (c) with the prior written consent of Parent. Prior to a permitted transfer of rights under this Agreement, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument, in form and substance reasonably satisfactory to Parent, by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

8. Information by Holders. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as may be required or desirable in connection with any registration, qualification or compliance contemplated by this Agreement, under applicable Legal Requirements in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act, and/or as Parent may otherwise reasonably request. Upon any disposal of Registrable Securities under the Registration Statement by a Holder, such Holder shall deliver to Parent a notice of transfer certifying such disposition and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith.

9. Reporting. Subject to Section 2 of this Agreement, prior to termination of this Agreement, Parent shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act. Each Seller Party shall use its commercially reasonable efforts to, upon Parent’s reasonable request: (a) assist Parent and its Representatives in the preparation of any audited historical and pro forma financial statements of the Company and any of its Subsidiaries that may be required in connection with Parent’s securities reporting obligations related to this Agreement, the Purchase Agreement or any of the transactions contemplated hereby or thereby (“Required Company Financials”) or the filing of the Registration Statement, which audited historical Required Company Financials shall (i) be true and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied through the periods indicated and consistent with each other, and (iii) present fairly the financial condition of the Company and its Subsidiaries at the date or dates therein indicated and the results of operations and cash flows for the period or periods therein specified; (b) promptly furnish such information as Parent may reasonably request in connection with such financial statements, the Registration Statement, or related to the performance of Parent’s securities reporting obligations relating to this Agreement, the Purchase Agreement, or any of the transactions contemplated hereby or thereby; and (c) complete, execute, acknowledge and deliver, or use their commercially reasonable efforts to cause to be completed, executed, acknowledged and delivered by the appropriate Representatives of the Company, the Company Subsidiaries or the Company

Securityholders, in each case, such questionnaires and other documents, certificates and instruments as may be reasonably requested by Parent in connection with the filing of the Registration Statement or the financial statements or the performance of Parent’s securities reporting obligations relating to this Agreement, the Purchase Agreement or any of the transactions contemplated hereby or thereby.

10. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

11. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 10.1 of the Purchase Agreement and, if to a Holder other than Seller, to such Holder’s address as set forth in any notice delivered pursuant to Section 7 of this Agreement.

12. Amendment of this Agreement. Subject to the provisions of applicable Legal Requirements, Parent and the Seller may amend this Agreement at any time pursuant to an instrument in writing signed on behalf of each of both of them.

13. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all claims, causes of action (whether in contract, tort or statute) or other matter based upon, arising out of, or related to this Agreement, the negotiation, administration, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement), or any transactions contemplated by this Agreement or any other matters contemplated herein (the “Relevant Matters”) shall be governed by and construed and enforced in accordance with the laws of Delaware applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof)..

14. Consent to Jurisdiction. The parties hereto agree that any legal proceeding by or against any party hereto or with respect to or arising out of this Agreement or otherwise concerning any other Relevant Matter shall be brought exclusively in the Delaware Court of Chancery. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such court therefrom solely for the purposes of disputes arising under this Agreement or otherwise with respect to or concerning any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of such court in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable laws. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named court for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such court, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELEVANT MATTER, INCLUDING THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

16. Arbitration. Disputes between the parties shall be resolved pursuant to binding arbitration to be held in Chicago, Illinois in accordance with the then current rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having personal jurisdiction over the judgment debtor. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of Parent and the Seller Parties. Alternatively, at the request of either Parent or the Seller Parties before the commencement of arbitration, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with the Parent or the Seller Parties. Parent and the Seller shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator none of whom shall have any prior relationship with Parent or the Seller Parties. The arbitrator or majority of the three arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding, and conclusive upon the parties hereto with respect to the subject matter of the arbitration. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), including attorneys’ and experts’ fees and costs awarded to the prevailing party. Until the termination of the arbitration proceedings, the fees and costs of the arbitrator(s) shall be borne as follows: 50% shall be borne by Parent and 50% shall be borne by the Seller Parties.

17. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein, including the Purchase Agreement (and the documents and instruments and other agreements among the parties thereto referenced therein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder; provided, however, that prior to the Closing, this Agreement shall not supersede the Confidentiality Agreement, dated as of September 22, 2017 entered into between the Company and Parent.

18. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such void or unenforceable provision.

19. Successors and Assigns. Subject to the provisions of Section 7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

20. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity and the parties hereby agree to waive any requirements for posting a bond in connection with any such action.

21. Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

22. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” All payments to be made under this agreement shall be made in U.S. dollars. All references to “$” herein refer to U.S. Dollars. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. All references to currency herein are to lawful money of the United States unless otherwise indicated. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. For purposes of this Agreement, whenever the context requires, (i) the singular number will include the plural, and vice versa; (ii) the masculine gender will include the feminine and neuter genders; (iii) the feminine gender will include the masculine and neuter genders; and (iv) the neuter gender will include the masculine and feminine genders.

23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

24. Termination. This Agreement shall terminate and cease to be of any force and effect upon the earliest of (i) termination of the Purchase Agreement, (ii) at such time as Seller is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale, and (iii) one (1) year after the Closing. Notwithstanding anything herein to the contrary, the obligations under Sections 6 and 9 and Sections 11 through this Section 24 will survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TESLA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

[Registration Rights Agreement]

JCD INVESTMENTS, LLC

By:	/s/ James S. Dudley
Name: James S. Dudley
Title: President and Owner

JAMES S. DUDLEY

/s/ James S. Dudley

[Registration Rights Agreement]